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                                                                  EXHIBIT NO. 99

MEDIA CONTACT:                                      INVESTOR CONTACT:
Steve Shattuck                                      Tamara Yanito
PR Manager                                          Director, Investor Relations
714.641.6374                                        714.641.6216
sshattuck@alphaserv.com                             tyanito@alphaserv.com


FOR IMMEDIATE RELEASE

        ALPHASERV.COM COMPLETES $14.6 MILLION PRIVATE PLACEMENT OFFERING

PROCEEDS TO BE USED FOR ACCELERATED EXPANSION OF NQL INTERNET DIVISION

SANTA ANA, CALIF., MARCH 30, 2000 -ALPHASERV.COM(TM) (NASDAQ NM: ALMI), a premier provider of Internet software solutions and professional information technology (IT) services, today announced that it has privately placed $14.6 million (2,342,000 shares) of its restricted common stock with a number of institutional investors led by Hampshire Equity Partners, whose investment represents approximately $6.2 million of the total placement amount. The common stock was priced at $6.25 per share, which represented an 11 percent discount from the preceding 30-day average closing price of the stock, calculated on March 18, 2000, when the company signed the engagement letter for the private placement. The company intends to file a registration statement in connection with these shares.

Sutro & Co. Incorporated arranged the private placement transaction. Douglas Burke, managing director of Sutro's Emerging Growth Investment Banking Group, commented, "We are very pleased at the enthusiastic institutional acceptance of AlphaServ.com's strategy, especially in regards to its NQL Internet Division."

AlphaServ.com chairman, chief executive officer and president, Douglas J. Tullio, noted that proceeds of the private placement will be used to launch a much needed domestic and international marketing campaign involving branding and advertising, providing an on-going promotional strategy for the company's NQL (Network Query Language), "The Language of Intelligent Agents." Tullio stated, "Working capital will be used to expand the company's sales and marketing, technical development and support, and corporate infrastructure to maximize the marketing of our NQL products."

"Since announcing the pre-release trial availability of NQL in early February," continued Tullio, " and the integration of wireless technologies into NQL's total solution, we have had a significant number of downloads of NQL pre-release
1.0 by major Fortune 500 companies in addition to well-known Internet companies. We are working with many of these companies as they perform their evaluation of our NQL products."


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AlphaServ.com vice president of marketing Denny Michael commented, "NQL
Solutions will be focusing its marketing strategy on targeting independent IT (information technology) consultants and Internet solutions providers, as well as independent software vendors (ISVs), portal or vortal (vertical portal) companies and Fortune 1000 IS (information services) professionals. The company views the licensing of its NQL language as its flagship product and is working to develop and implement a revenue model derived from NQL Development Kits, NQL Runtime Workstations and NQL Runtime Servers." Michael continued, "The company will be launching a comprehensive campaign with the goal of branding NQL as the standard for developing intelligent agents."

NQL is a scripting programming language that is designed to streamline the development of intelligent agents, bots and web applications. Agents in general are software robots, which can perform repetitive computing tasks for individual users and corporations, subsequently freeing users' time to focus on more meaningful, productive activities. NQL-produced agents are often used to filter and personalize the tremendous amounts of information available today, especially over the Internet.

ABOUT ALPHASERV.COM

ALPHASERV.COM, THE D.B.A. NAME FOR ALPHA MICROSYSTEMS, OPERATES AN INTERNET TECHNOLOGIES DIVISION, NQL SOLUTIONS, AND THE DCI PROFESSIONAL SERVICES DIVISION. NQL SOLUTIONS IS A PREMIER PROVIDER OF INTERNET SOFTWARE SOLUTIONS TO THE GLOBAL MARKETPLACE. THIS DIVISION DEVELOPS AND DEPLOYS ENABLING SOFTWARE TECHNOLOGIES BASED ON ITS NETWORK QUERY LANGUAGE TO PARTNER SYSTEMS INTEGRATORS, FORTUNE 1000 CORPORATIONS, INTERNET COMMUNITIES AND MARKETPLACES, SOFTWARE VENDORS AND INTERNET-BASED SERVICE PROVIDERS. FOR MORE INFORMATION, VISIT WWW.NQLSOLUTIONS.COM OR CALL 888.785.3370. THE COMPANY'S PROFESSIONAL SERVICES DIVISION IS A PREMIER PROVIDER OF INTERNET AND INTRANET CONSULTING AND NETWORKING, ONSITE NETWORK SUPPORT FOR CUSTOMERS PRIMARILY LOCATED IN THE NORTHEASTERN U.S. FOR MORE INFORMATION, VISIT THE COMPANY'S WEB SITE AT WWW.ALPHASERV.COM.

Certain statements in this press release, including the statement that the company intends to file a registration statement in connection with the private placement; the company will be launching a comprehensive campaign to brand NQL as the standard for developing intelligent agents are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties, including (i) circumstances preventing the company from filing a registration statement in a timely manner (ii) market acceptance of the company's marketing campaign to brand NQL (iii) the company's ability to manage personnel and external resources (iv) the company's ability to continue developing technology that is competitive according to industry standards and
(v) any unanticipated developments with regard to the formation of the company's subsidiary, NQL Solutions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.


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